Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES SECOND QUARTER 2023 RESULTS

HIGHLIGHTS
•Company delivered strong Q2 results consistent with expectations and reaffirms full year 2023 revenue and Adjusted EBITDA guidance
•Topgolf delivered same venue sales growth within the guidance range, marking the seventh consecutive quarter of growth
•Topgolf opened 2 new venues in the U.S. and remains on plan to open 11 venues in 2023
•Golf Equipment performed well in the quarter with strong market share gains
•Both total Company and Topgolf remain on track to be free cash flow positive in 2023
CARLSBAD, CA /August 8, 2023/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”) (NYSE: MODG) announced its financial results for the second quarter ended June 30, 2023.
“Our solid second quarter results were driven by strong performance across all business segments, and I am particularly pleased with market share gains in Golf Equipment and the continued strength of Topgolf’s venue business,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “Excitement around the game of golf remains strong with positive rounds played, strength in consumables, particularly golf balls, and an engaged Modern Golf consumer. Looking ahead, we believe that our unique and attractive portfolio of leading brands continues to be very well-positioned to benefit from the sustained momentum in both off-course and on-course golf. We continue to track ahead of our long-term performance targets for the business and remain confident in delivering positive free cash flow for Topgolf and the total Company in 2023.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and six months ended June 30, 2023 and 2022:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Net revenues	$1,179.7	$1,115.7	$64.0	5.7%	$2,347.1	$2,155.9	$191.2	8.9%
Income from operations	116.0	129.0	(13.0)	(10.1)%	196.5	223.3	(26.8)	(12.0)%
Other expense, net	(44.4)	(20.7)	(23.7)	114.5%	(104.1)	(44.0)	(60.1)	136.6%
Income before income taxes	71.6	108.3	(36.7)	(33.9)%	92.4	179.3	(86.9)	(48.5)%
Income tax (benefit) provision	(45.8)	2.9	(48.7)	n/m	(50.0)	(12.8)	(37.2)	n/m
Net income	$117.4	$105.4	$12.0	11.4%	$142.4	$192.1	$(49.7)	(25.9)%
Earnings per share - diluted	$0.59	$0.53	$0.06	11.3%	$0.72	$0.97	$(0.25)	(25.8)%

NON-GAAP RESULTS

Non-GAAP results exclude certain non-recurring and non-cash adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended June 30,					Six Months Ended June 30,
	2023	2022	$ Change	% Change	Non-GAAP Constant Currency vs. 2022	2023	2022	$ Change	% Change	Non-GAAP Constant Currency vs. 2022
Net revenues	$1,179.7	$1,115.7	$64.0	5.7%	6.5%	$2,347.1	$2,155.9	$191.2	8.9%	10.6%
Income from operations	130.5	135.1	(4.6)	(3.4)%	—%	221.5	241.1	(19.6)	(8.1)%	1.0%
Other expense, net	(44.3)	(19.5)	(24.8)	127.2%		(92.7)	(41.6)	(51.1)	122.8%
Income before income taxes	86.2	115.6	(29.4)	(25.4)%		128.8	199.5	(70.7)	(35.4)%
Income tax provision	8.4	22.1	(13.7)	(62.0)%		17.8	35.1	(17.3)	(49.3)%
Net income	$77.8	$93.5	$(15.7)	(16.8)%		$111.0	$164.4	$(53.4)	(32.5)%
Earnings per share - diluted	$0.39	$0.47	$(0.08)	(17.0)%		$0.57	$0.84	$(0.27)	(32.1)%
Adjusted EBITDA	$206.2	$207.3	$(1.1)	(0.5)%	1.7%	$363.5	$377.1	$(13.6)	(3.6)%	2.2%
SECOND QUARTER 2023 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company reported solid financial results for the second quarter. Net revenues grew 5.7%, or 6.5% on a constant currency basis, driven by strong 16.6% growth at Topgolf, including approximately 1% same venue sales growth. The Company achieved this result despite an $8.0 million negative impact from changes in foreign currency rates.

Income from operations decreased 10.1%. On a non-GAAP basis income from operations decreased 3.4% and was flat on a constant currency basis.

Net income increased $12.0 million on a GAAP basis, or decreased $15.7 million to $77.8 million on a non-GAAP basis. This non-GAAP performance includes a $20.3 million increase in interest expense related to higher interest rates and additional term loan debt.

Adjusted EBITDA of $206.2 million slightly exceeded the high end of the Company’s guidance range, as compared to $207.3 million in the second quarter of 2022. This year-over-year performance was due to unfavorable changes in foreign currency rates, and partially offset by operational efficiencies. On a constant currency basis, Adjusted EBITDA increased by 1.7%.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the three and six months ended June 30, 2023 and 2022:

(in millions, except percentages)	Three Months Ended June 30,			Non-GAAP Constant Currency vs. 2022(1)	Six Months Ended June 30,			Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	% Change	% Change	2023	2022	% Change	% Change
Topgolf	$470.8	$403.7	16.6%	16.7%	$874.3	$725.7	20.5%	20.8%
Golf Equipment	451.0	451.9	(0.2)%	1.0%	894.7	919.9	(2.7)%	(0.3)%
Active Lifestyle	257.9	260.1	(0.8)%	—%	578.1	510.3	13.3%	15.9%
Net Revenues	$1,179.7	$1,115.7	5.7%	6.5%	$2,347.1	$2,155.9	8.9%	10.6%
(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the three and six months ended June 30, 2023 and 2022:

(in millions, except percentages)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022	Change
Topgolf	$44.0	$44.2	(0.5)%		$46.8	$50.7	(7.7)%
% of segment revenue	9.3%	10.9%	(160)	bps	5.4%	7.0%	(160)	bps
Golf Equipment	96.4	100.3	(3.9)%		178.0	201.1	(11.5)%
% of segment revenue	21.4%	22.2%	(80)	bps	19.9%	21.9%	(200)	bps
Active Lifestyle	19.5	22.5	(13.3)%		56.8	49.2	15.4%
% of segment revenue	7.6%	8.7%	(110)	bps	9.8%	9.6%	20	bps
Total Segment Operating Income	$159.9	$167.0	(4.3)%		$281.6	$301.0	(6.4)%
% of segment revenue	13.6%	15.0%	(140)	bps	12.0%	14.0%	(200)	bps
Constant Currency Total Segment Operating Income			(1.5)%				0.9%

SECOND QUARTER 2023 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

•Topgolf
•Segment revenue increased $67.1 million or 16.6%, to $470.8 million, reflecting the brand’s on-going momentum with the Modern Golf consumer. This result was driven by new venues and same venue sales growth of approximately 1%, which was within the guidance range, and on a two-year stack basis, as defined below, same venue sales growth was approximately 9%.
•Segment operating income decreased $0.2 million to $44.0 million due to planned investments in marketing and labor and were partially offset by increased efficiencies in the venues.

•Segment Adjusted EBITDA increased $5.8 million (or 6.7%) to $92.1 million due to the increase in revenues and improved operational efficiencies at the venues.

•Golf Equipment
•Segment revenue decreased $0.9 million or 0.2% (1.0% increase on a constant currency basis) to $451.0 million, due to a negative foreign currency impact of $5.5 million and an inventory fill-in at retail in Q2 2022 that did not recur in Q2 2023. These headwinds were largely offset by an increase in golf ball sales due to improved supply and strong demand.
•Segment operating income decreased $3.9 million (or 3.9%) primarily due to planned operational expenditures to support the business and was partially offset by an increase in gross margins related to lower freight and increased pricing.

•Active Lifestyle
•Segment revenue decreased $2.2 million or 0.8% (flat on a constant currency basis) to $257.9 million, primarily due to the year-over-year difference of wholesale shipment timing in Europe in the first half of the year and was largely offset by continued strong growth at TravisMathew. Segment revenue for the first half of 2023 grew 13.3%.
•Segment operating income decreased $3.0 million (or 13.3%) due to planned operating expenditures to support business growth and was partially offset by gross margin increases related to increases in price and a higher mix of direct-to-consumer business.

The following is a reconciliation of total segment operating income to income before income taxes for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2023	2022	$ Change	2023	2022	$ Change
Total segment operating income:	$159.9	$167.0	$(7.1)	$281.6	$301.0	$(19.4)
Reconciling items(1)	(43.9)	(38.0)	(5.9)	(85.1)	(77.7)	(7.4)
Income from operations	116.0	129.0	(13.0)	196.5	223.3	(26.8)
Interest expense	(51.7)	(32.5)	(19.2)	(101.3)	(63.9)	(37.4)
Other income (expense), net	7.3	11.8	(4.5)	(2.8)	19.9	(22.7)
Income before income taxes	$71.6	$108.3	$(36.7)	$92.4	$179.3	$(86.9)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

2023 BUSINESS OUTLOOK
The 2023 projections set forth below are based on the Company’s best estimates at this time.

FULL YEAR 2023 OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2023 Current Estimate	2022 Reported Results
Consolidated Net Revenues	$4.42 - $4.47 billion	$3,996
Topgolf Revenue	Approx. $1.9 billion	$1,549
Topgolf Same Venue Sales Growth(1)	Mid-to-High Single Digit %	7%
Consolidated Adjusted EBITDA	$625 - $640	$558
Topgolf Adjusted EBITDA	$315 - $325	$235
Non-GAAP Diluted Earnings per Share	$0.63 - $0.69	$0.82
Shares Outstanding	Approx. 200	201

(1) Same venue sales growth for 2022 was measured in comparison to 2019, given the pandemic impacts in 2020. For 2023, same venue sales growth is measured in comparison to the prior year, 2022.

THIRD QUARTER 2023 OUTLOOK
(in millions)
	Q3 2023 Estimate	Q3 2022 Reported Results
Consolidated Net Revenues	$1,050 - $1,075	$989
Consolidated Adjusted EBITDA	$141 - $154	$144

Topgolf expected to deliver same venue sales growth of 1% to 3% year-over-year, which would represent 12% to 14% same venue sales growth on a two-year stack basis (1).

(1) Stacked same-venue-sales represent the summation of quarter over quarter growth for Q3 2022 vs. Q3 2019 and Q3 2023 vs. Q3 2022. We measure same venue sales growth for 2022 in comparison to 2019 due to the impacts of the pandemic which occurred during 2020 and 2021. For 2023, we measure same venue sales growth against 2022.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, August 8, 2023, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:
Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.
Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization and depreciation of acquired intangible assets and purchase accounting adjustments. For 2023, non-recurring items include legal costs and credit agency fees relating to, and debt modification costs in connection with, the 2023 debt refinancing, IT integration and implementation costs stemming from acquisitions, restructuring and reorganization charges, and the release of tax valuation allowances. For 2022, non-recurring items include legal costs and credit agency fees related to a postponed debt refinancing, IT integration and implementation costs associated with new ERP systems stemming from acquisitions and non-cash asset write-downs.
Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.
In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share, free cash flow, and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income.

Definitions
Free cash flow. The Company defines free cash flow as cash flows from operating activities, less capital expenditures net of proceeds from lease financing and net of proceeds from government grants.

Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) third quarter and full year 2023 guidance (including net revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, free cash flow, and Topgolf venue profitability), performance against long-term financial targets, strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions; ongoing increases in operating and freight costs; global supply chain constraints and challenges; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the

Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour ("WGT"). "Modern Golf" is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
(760) 931-1771
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$191.8	$180.2
Restricted cash	0.5	19.1
Accounts receivable, net	397.2	167.3
Inventories	839.8	959.2
Other current assets	228.6	193.1
Total current assets	1,657.9	1,518.9
Property, plant and equipment, net	2,003.1	1,809.6
Operating lease right-of-use assets, net	1,427.6	1,419.1
Goodwill and intangible assets, net	3,484.6	3,487.4
Other assets, net	391.2	355.4
Total assets	$8,964.4	$8,590.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$444.6	$580.0
Accrued employee compensation and benefits	104.8	135.2
Asset-based credit facilities	96.5	219.3
Operating lease liabilities, short-term	80.4	76.4
Construction advances	72.0	35.4
Deferred revenue	98.5	94.9
Other current liabilities	35.8	35.0
Total current liabilities	932.6	1,176.2
Long-term debt, net	1,525.4	1,176.3
Long-term operating leases	1,451.5	1,437.5
Deemed landlord financing obligations, long-term	765.8	658.0
Deferred taxes, net	77.7	117.5
Other long-term liabilities	278.7	250.6
Total shareholders’ equity	3,932.7	3,774.3
Total liabilities and shareholders’ equity	$8,964.4	$8,590.4

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues:
Products	$713.5	$716.6	$1,481.1	$1,439.0
Services	466.2	399.1	866.0	716.9
Total net revenues	1,179.7	1,115.7	2,347.1	2,155.9
Costs and expenses:
Cost of products	387.9	400.0	829.9	811.8
Cost of services, excluding depreciation and amortization	51.4	49.1	95.8	88.1
Other venue expenses	317.1	262.2	622.6	492.6
Selling, general and administrative expense	279.6	252.6	548.1	495.7
Research and development expense	22.0	18.7	44.8	36.2
Venue pre-opening costs	5.7	4.1	9.4	8.2
Total costs and expenses	1,063.7	986.7	2,150.6	1,932.6
Income from operations	116.0	129.0	196.5	223.3
Interest expense, net	(51.7)	(32.5)	(101.3)	(63.9)
Other income (expense), net	7.3	11.8	(2.8)	19.9
Income before income taxes	71.6	108.3	92.4	179.3
Income tax (benefit) provision	(45.8)	2.9	(50.0)	(12.8)
Net Income	$117.4	$105.4	$142.4	$192.1

Earnings per common share:
Basic	$0.63	$0.57	$0.77	$1.04
Diluted	$0.59	$0.53	$0.72	$0.97
Weighted-average common shares outstanding:
Basic	185.2	184.7	185.2	184.9
Diluted	201.3	200.6	201.4	200.7

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$142.4	$192.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	114.7	91.4
Lease amortization expense	48.3	42.2
Non-cash interest on financing and deemed landlord financed leases	13.6	6.2
Amortization of debt discount and issuance costs	3.4	4.9
Deferred taxes, net	(47.2)	(11.3)
Non-cash share-based compensation	24.8	27.0
Unrealized net gains (losses) on hedging instruments and foreign currency	3.5	(1.1)
Loss on debt modification	10.5	—
Other	1.1	—
Changes in assets and liabilities, net	(336.9)	(399.5)
Net cash used in operating activities	(21.8)	(48.1)

Cash flows from investing activities:
Capital expenditures	(262.6)	(243.0)
Asset acquisitions, net of cash acquired	(18.7)	—
Proceeds from government grants	3.0	—
Investment in golf-related ventures	(2.1)	—
Acquisition of intangible assets	(0.7)	—
Proceeds from sale of property and equipment	0.4	—
Net cash used in investing activities	(280.7)	(243.0)

Cash flows from financing activities:
Repayments of long-term debt	(782.0)	(82.3)
Proceeds from borrowings on long-term debt	1,224.8	60.0
(Repayments of) proceeds from credit facilities, net	(229.8)	95.4
Debt issuance costs	(1.3)	—
Payment on contingent earn-out obligation	—	(5.6)
Repayments of financing leases	(1.7)	(0.2)
Proceeds from lease financing	111.3	88.9
Exercise of stock options	3.7	0.1
Acquisition of treasury stock	(27.3)	(34.5)
Net cash provided by financing activities	297.7	121.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.1)	(5.5)
Net decrease in cash, cash equivalents and restricted cash	(6.9)	(174.8)
Cash, cash equivalents and restricted cash at beginning of period	203.4	357.7
Cash, cash equivalents and restricted cash at end of period	$196.5	$182.9
Less: restricted cash	(4.7)	(4.6)
Cash and cash equivalents at end of period	$191.8	$178.3

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$453.2	$383.4	$69.8	18.2%	18.2%
Topgolf other business lines	17.6	20.3	(2.7)	(13.3%)	(11.8%)
Golf Clubs	340.3	367.8	(27.5)	(7.5%)	(6.2%)
Golf Balls	110.7	84.1	26.6	31.6%	32.7%
Apparel	143.5	136.9	6.6	4.8%	5.9%
Gear, Accessories & Other	114.4	123.2	(8.8)	(7.1%)	(6.6%)
Total net revenues	$1,179.7	$1,115.7	$64.0	5.7%	6.5%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Three Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$886.7	$800.5	$86.2	10.8%	10.8%
Europe	120.2	141.0	(20.8)	(14.8%)	(15.5%)
Asia	128.2	135.2	(7.0)	(5.2%)	(0.2%)
Rest of world	44.6	39.0	5.6	14.4%	20.5%
Total net revenues	$1,179.7	$1,115.7	$64.0	5.7%	6.5%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$470.8	$403.7	$67.1	16.6%	16.7%
Golf Equipment	451.0	451.9	(0.9)	(0.2%)	1.0%
Active Lifestyle	257.9	260.1	(2.2)	(0.8%)	—%
Total net revenues	$1,179.7	$1,115.7	$64.0	5.7%	6.5%

Segment operating income:
Topgolf	$44.0	$44.2	$(0.2)	(0.5%)
Golf Equipment	96.4	100.3	(3.9)	(3.9%)
Active Lifestyle	19.5	22.5	(3.0)	(13.3%)
Total segment operating income	159.9	167.0	(7.1)	(4.3%)
Corporate G&A and other(2)	(43.9)	(38.0)	(5.9)	15.5%
Total operating Income	116.0	129.0	(13.0)	(10.1%)
Interest expense, net	(51.7)	(32.5)	(19.2)	59.1%
Other (expense) income, net	7.3	11.8	(4.5)	(38.1%)
Total Income before income taxes	$71.6	$108.3	$(36.7)	(33.9%)

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
Unaudited)

	Net Revenues by Category
	Six Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$839.9	$689.9	$150.0	21.7%	21.9%
Topgolf other business lines	34.4	35.8	(1.4)	(3.9%)	(1.4%)
Golf Clubs	691.1	738.2	(47.1)	(6.4%)	(3.8%)
Golf Balls	203.6	181.7	21.9	12.1%	13.8%
Apparel	319.6	275.3	44.3	16.1%	19.1%
Gear, Accessories & Other	258.5	235.0	23.5	10.0%	12.0%
Total net revenues	$2,347.1	$2,155.9	$191.2	8.9%	10.6%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Six Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$1,697.8	$1,509.9	$187.9	12.4%	12.4%
Europe	273.8	275.8	(2.0)	(0.7%)	2.5%
Asia	288.4	293.9	(5.5)	(1.9%)	6.1%
Rest of world	87.1	76.3	10.8	14.2%	20.7%
Total net revenues	$2,347.1	$2,155.9	$191.2	8.9%	10.6%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Six Months Ended June 30,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$874.3	$725.7	$148.6	20.5%	20.8%
Golf Equipment	894.7	919.9	(25.2)	(2.7%)	(0.3%)
Active Lifestyle	578.1	510.3	67.8	13.3%	15.9%
Total net revenues	$2,347.1	$2,155.9	$191.2	8.9%	10.6%

Segment operating income:
Topgolf	$46.8	$50.7	$(3.9)	(7.7%)
Golf Equipment	178.0	201.1	(23.1)	(11.5%)
Active Lifestyle	56.8	49.2	7.6	15.4%
Total segment operating income	281.6	301.0	(19.4)	(6.4%)
Corporate costs and expenses(2)	(85.1)	(77.7)	(7.4)	9.5%
Total operating income	196.5	223.3	(26.8)	(12.0%)
Interest expense, net	(101.3)	(63.9)	(37.4)	58.5%
Other income, net	(2.8)	19.9	(22.7)	(114.1%)
Total income before income taxes	$92.4	$179.3	$(86.9)	(48.5%)

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$1,179.7	$—	$—	$—	$1,179.7	$1,115.7	$—	$—	$—	$1,115.7
Total costs and expenses	1,063.7	6.9	7.6	—	1,049.2	986.7	6.7	(0.6)	—	980.6
Income (loss) from operations	116.0	(6.9)	(7.6)	—	130.5	129.0	(6.7)	0.6	—	135.1
Other expense, net	(44.4)	—	(0.1)	—	(44.3)	(20.7)	(0.9)	(0.3)	—	(19.5)
Income (loss) before income taxes	71.6	(6.9)	(7.7)	—	86.2	108.3	(7.6)	0.3	—	115.6
Income tax (benefit) provision	(45.8)	(1.7)	(1.7)	(50.8)	8.4	2.9	(1.8)	(0.5)	(16.9)	22.1
Net income (loss)	$117.4	$(5.2)	$(6.0)	$50.8	$77.8	$105.4	$(5.8)	$0.8	$16.9	$93.5
Earnings (loss) per share - diluted (5)	$0.59	$(0.02)	$(0.03)	$0.25	$0.39	$0.53	$(0.03)	$0.01	$0.08	$0.47
Weighted-average shares outstanding - diluted	201.3	201.3	201.3	201.3	201.3	200.6	200.6	200.6	200.6	200.6

(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments.
(2) Primarily includes $3.1 million in restructuring and reorganization charges and $2.2 million in IT integration and implementation costs stemming from acquisitions.
(3) Release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $2.3 million in charges related to the suspension of our Jack Wolfskin retail operations in Russia and $1.8 million in IT integration and implementation costs stemming from acquisitions.

(5) Periodic interest expense of $1.6 million related to the 2020 Convertible Notes is excluded from the calculation of net income for the purpose of calculating diluted earnings per share for both of the periods ending June 30, 2023 and 2022.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Six months ended June 30,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$2,347.1	$—	$—	$—	$2,347.1	$2,155.9	$—	$—	$—	$2,155.9
Total costs and expenses	2,150.6	14.2	10.8	—	2,125.6	1,932.6	11.5	6.3	—	1,914.8
Income (loss) from operations	196.5	(14.2)	(10.8)	—	221.5	223.3	(11.5)	(6.3)	—	241.1
Other expense, net	(104.1)	(0.6)	(10.8)	—	(92.7)	(44.0)	(1.8)	(0.6)	—	(41.6)
Income (loss) before income taxes	92.4	(14.8)	(21.6)	—	128.8	179.3	(13.3)	(6.9)	—	199.5
Income tax (benefit) provision	(50.0)	(3.6)	(5.1)	(59.1)	17.8	(12.8)	(3.2)	(1.3)	(43.4)	35.1
Net income (loss)	$142.4	$(11.2)	$(16.5)	$59.1	$111.0	$192.1	$(10.1)	$(5.6)	$43.4	$164.4
Earnings (loss) per share - diluted(5)	$0.72	$(0.06)	$(0.08)	$0.29	$0.57	$0.97	$(0.05)	$(0.03)	$0.21	$0.84
Weighted-average shares outstanding - diluted	201.4	201.4	201.4	201.4	201.4	200.7	200.7	200.7	200.7	200.7

(1) Includes amortization and depreciation of acquired intangible assets and purchase accounting adjustments.
(2) Primarily includes $13.1 million in total charges related to our 2023 debt modification, $3.4 million in IT integration and implementation related costs stemming from acquisitions, and $3.1 million in restructuring and reorganization charges.

(3) Related to the release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $2.9 million in legal and credit agency fees related to a postponed debt refinancing, $2.2 million in IT integration and implementation related costs stemming from acquisitions, and $1.5 million in non-cash asset write-downs related to the suspension of our Jack Wolfskin retail operations in Russia.

(5) Periodic interest expense of $3.2 million related to the 2020 Convertible Notes is excluded from the calculation of net income for the purpose of calculating diluted earnings per share for both of the periods ending June 30, 2023 and 2022.

TOPGOLF CALLAWAY BRANDS CORP.
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
(Unaudited)

	2023 Trailing Twelve Month Adjusted EBITDA					2022 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2022	2022	2023	2023	Total	2021	2021	2022	2022	Total
Net income (loss)	$38.5	$(72.7)	$25.0	$117.4	$108.2	$(16.0)	$(26.2)	$86.7	$105.4	$149.9
Interest expense, net	36.4	42.5	49.6	51.7	180.2	28.7	40.5	31.4	32.5	133.1
Income tax provision (benefit)	0.3	(3.5)	(4.2)	(45.8)	(53.2)	66.2	(69.5)	(15.7)	2.9	(16.1)
Non-cash depreciation and amortization expense	48.4	53.0	56.1	58.6	216.1	44.4	47.9	42.5	48.9	183.7
Non-cash stock compensation and stock warrant expense, net	10.3	9.7	12.5	12.3	44.8	10.8	12.0	14.5	11.6	48.9
Non-cash lease amortization expense	4.4	4.5	4.6	4.4	17.9	2.8	7.7	3.5	6.6	20.6
Acquisitions & non-recurring items, before taxes(1)	6.1	3.1	13.7	7.6	30.5	1.9	1.9	6.9	(0.6)	10.1
Adjusted EBITDA	$144.4	$36.6	$157.3	$206.2	$544.5	$138.8	$14.3	$169.8	$207.3	$530.2

(1) In 2023, amounts include $13.1 million in total charges in connection with the 2023 debt modification, $3.4 million in IT integration and implementation costs stemming from acquisitions, and $3.1 million in charges related to a reorganization. In 2022, amounts include $5.9 of implementation costs associated with new ERP systems stemming from acquisitions, $3.6 million for legal costs and credit agency fees related to a postponed debt refinancing, and $0.9 in reorganization costs. In 2021, amounts include $1.9 million in transaction, transition, and other non-recurring costs associated with the merger with Topgolf, and $1.9 million in expenses related to the implementation of new IT systems for Jack Wolfskin.

TOPGOLF CALLAWAY BRANDS CORP.
TOPGOLF NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Topgolf Segment operating income(1):	$44.0	$44.2	$46.8	$50.7
Depreciation and amortization expense	39.6	32.0	76.3	60.1
Non-cash stock compensation expense	4.2	4.5	8.3	8.2
Non-cash lease amortization expense	4.3	6.6	8.8	9.8
Other expense, net	—	(1.0)	—	(1.0)
Topgolf Adjusted Segment EBITDA	$92.1	$86.3	$140.2	$127.8

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

Twelve Months Ended, December 31, 2022
Topgolf Segment operating income(1):	$76.8
Depreciation and amortization expense	125.2
Non-cash stock compensation expense	15.2
Non-cash lease amortization expense	19.6
Other expense, net	(1.4)
Topgolf Adjusted Segment EBITDA	235.4

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.